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                                                                    EXHIBIT 3.19


                       STATEMENT OF PARTNERSHIP EXISTENCE

                                       OF

                                    DURA G.P.

         This Statement of Partnership Existence of Dura G.P. (the "Partnership"), dated as of December 30, 2001, is being duly executed and filed by Dura Operating Corp., as its Managing General Partner, under the Delaware Revised Uniform Partnership Act (6 Del. C. C.ss. 15-101, et. seq.) (the "Act").


         FIRST.  The name of the general partnership is DURA G.P.

         SECOND. The address of the registered office of the Partnership in the State of Delaware is: c/o CT Corporation, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD. The name and address of the registered agent for service of process on the Partnership in the state of Delaware is: CT Corporation, 1209 Orange Street, Wilmington, Delaware 19801.

         FOURTH. Only Dura Operating Corp., a partner acting in its capacity as the Managing General Partner of the Partnership, shall have authority to enter into agreements with parties other than the Partnership, to bind the Partnership in contract and to execute instruments transferring real property held in the name of the Partnership.

         IN WITNESS WHEREOF, the undersigned has executed this Statement of Partnership Existence as of the date first above written.


                                          DURA OPERATING CORP., a Delaware
                                          corporation, Managing General Partner


                                      By: /s/ David R. Bovee
                                          ----------------------------------
                                          Name: David R. Bovee
                                                ----------------------------
                                          Title: Vice President, Chief Financial
                                                 Officer and Assistant Secretary
                                                 -------------------------------